Exhibit h(ix)

                   AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT

                                      Among

                          CIGNA VARIABLE PRODUCTS GROUP

                         CIGNA FINANCIAL SERVICES, INC.,

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

     AMENDMENT NO. 4 TO PARTICIAPTION AGREEMENT, made as of April 1, 2001 by and among CONNECTICUT GENERAL LIFE INSURANCE COMPANY (the "Company"), a Connecticut corporation, on its own behalf and on behalf of each segregated asset account the Company set forth on Schedule A hereto as maybe amended from time to time (each such account hereinafter referred to as the "Account"), CIGNA VARIABLE PRODUCTS GROUP, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund") and CIGNA Financial Services, Inc. (the "Underwriter), a Connecticut corporation.

                                   WITNESSETH:

     WHEREAS, the Company, the Fund and the Underwriter entered into a participation agreement dated as of December 1, 1997 (the "Agreement"); and

     WHEREAS, the Company, the Fund and the Underwriter desire to amend the Agreement by adding Connecticut General Life Insurance Company Separate Account HB to those Accounts set forth on Schedule A to the Agreement; and

     WHEREAS, the Company, the Fund and the Underwriter desire to amend the Agreement by revising Article XI. Notices.

     NOW, THEREFORE, the Company, the Fund and the Underwriter hereby amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced with Schedule A attached hereto.

     2. Article XI of the Agreement is hereby amended by inserting the following address for notices to the Company:

                           Connecticut General Life Insurance Company
                           Corporate Insurance, H14A
                           280 Trumbull Street
                           Hartford, CT  06104
                           Attention: Michael S. Dunn
                                      Assistant Vice President

     IN WITNESS WHEREOF each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

                  CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                          /s/ Michael S. Dunn
                  By:______________________________________________
                  Name:   Michael S. Dunn
                  Title:  Assistant Vice President

                  CIGNA VARIABLE PRODUCTS GROUP

                          /s/ Jeffrey  S. Winer
                  By:_______________________________________________
                  Name:   Jeffrey S. Winer
                  Title:  Vice President and Secretary

                  CIGNA FINANCIAL SERVICES, INC.

                          /s/ Brian J. Coroso
                  By:________________________________________________
                  Name:   Brian J. Coroso
                  Title:  Chief Compliance Officer, CFS

         SCHEDULE A (attached to Amendment Number 4 dated April 1, 2002)

The following is a list of separate accounts and contract forms for which one or more portfolios of CIGNA Variable Products Group are to be made available by Connecticut General Life Insurance Company:

                                                        Policy Form Numbers of Contract
Name of Separate Account                                Funded by Separate Account
------------------------                                --------------------------------
CG Variable Life Insurance Separate                     XX605481 -- Group Flexible Premium
Account A                                               Variable Life Insurance Policy - Nonpar
Established May 22, 1995

CG Variable Life Insurance Separate                     LN605, LN615 and state variations thereof
Account II
Established July 6, 1994
                                                        LN605, LN615, together with riders, and
Connecticut General Life Insurance                      state variations thereof
Company Variable Life Insurance Separate
Account 02
Established February 23, 1996

Connecticut General Life Insurance                      LN601, LN604, LN613, GLN650, together
Company Variable Life Insurance Separate                with riders, and state variations thereof
Account FE
Established March 21, 1997

Connecticut General Life Insurance                      LN601, LN604, LN613, GLN650, together
Company Variable Life Insurance Separate                with riders, and state variations thereof
Account GR
Established May 16, 2000

CG Variable Annuity Separate Account II                 AN425, AN426, together with riders, and
Established January 25, 1994                            state variations thereof

CG Variable Annuity Account I
Established March 12, 1968

CG Variable Annuity Account II
Established March 12, 1968

Connecticut General Life Insurance                      LN601, LN604, LN613, GLN650, together
Company Variable Life Insurance Separate                with riders, and state variations thereof
Account PG
Established November 25, 1998

Connecticut General Life Insurance                      LN601, LN604, LN613, GLN650, together
Company Variable Life Insurance Separate                with riders, and state variations thereof
Account HG
Established May 22, 1997

Connecticut General Life Insurance                      LN601NJ-98, together with riders, and state
Company Variable Life Insurance Separate                variations thereof
Account LM
Established May 28, 1998

Connecticut General Life Insurance                      LN601, LN604, LN613, GLN650, together
Company Variable Life Insurance Separate                with riders, and state variations thereof
Account HB
Established March 21, 2002